Exhibit 10.1

Boxlight Corporation

1045 Progress Circle

Lawrenceville, GA 30043

April 17, 2020

MyStemKits, Inc.

8910 University Center Lane, Suite 400

San Diego, CA 92122

Ryan Legudi

+1 (858) 900-4158

ryan@mystemkits.com

Gentlemen:

Reference is made to the asset purchase agreement, dated February 3, 2020 (the “Purchase Agreement”) by and among MyStemKits, Inc,, a Delaware corporation (the “Company” or the “Seller”); STEM Education Holdings Pty Limited (“STEM Education”), the sole shareholder of the Company and a 100% owned subsidiary of STEMify Limited, formerly, Robo 3D Ltd., a corporation organized under the laws of Australia (“STEMify”); Boxlight, Inc., a Washington corporation (the “Buyer”); and Boxlight Corporation, a Nevada corporation (“BOXL”). All capitalized terms used in this letter agreement shall have the same meanings as they ar defined in the Purchase Agreement.

The parties to the Purchase Agreement intend to consummate the transactions contemplated by the Purchase Agreement. However, in view of the adverse effects on our businesses resulting from the COVID -19 virus and world wide pandemic, we agree that, in addition to the Assumed Liabilities the total aggregate Purchase Price for the sale, transfer, assignment and conveyance of the Acquired Assets of Six Hundred Thousand Dollar (USD$600,000) shall be payable as follows:

(a) The sum of Two Hundred and Fifty Thousand Dollars, of which (i) One Hundred Thousand Dollars (USD$100,000) shall be payable in cash at Closing, and (ii) One Hundred Fifty Thousand Dollars (USD$150,000) shall be in the form of a working capital and inventory adjustment credit to the Purchase Price. In such connection, BOXL shall undertake in good faith and made additional inventory available for sale by the Buyer in the ordinary course of business following the Closing and

(b) The Three Hundred and Fifty Thousand Dollar (USD$350,000) Purchase Note shall be payable in four installments $87,500 of principal and accrued interest with the first installment due on July 31, 2020 and thereafter on October 31, 2020, January 31, 2021 and April 30, 2021, and the form of Purchase Note attached as Exhibit B to the Purchase Agreement (i) may be subject to adjustment as provided below and (ii) is hereby amended to reflect the above payment dates for the four installment payments.

In addition to the potential adjustments to the Purchase Note set forth in the Purchase Agreement, the Seller has provided Boxlight with a monthly management forecast for the period from April 2020 to December 2022. Pursuant to our discussions including the impact of the Covid-19 pandemic, Boxlight has been advised that there is a degree of uncertainty over the ability of the Seller to meet these budgets for the quarter ending July 31, 2020, and the quarter ending October 31, 2020. Corresponding with these periods are two scheduled installment payments due to be paid by Boxlight under the Purchase Note of $87,500 for each respective period, for a total amount of $175,000. Accordingly, the Seller acknowledges that if the actual gross revenue of the business of the Seller acquired by Boxlight for these periods is materially below the budget, Boxlight reserves the right to review and discuss in good faith with the Seller a potential adjustment to the outstanding payment amounts payable under the Purchase Note for those two installment payments.

Please acknowledge your agreement with the above arrangements. By your execution of this letter agreement you acknowledge that no further approvals of or consents to this letter agreement are required by another other party of parties to the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned parties hereto have executed this letter agreement, or caused this letter agreement to be executed by their duly authorized officers, as of the date set forth above

BOXL

BOXLIGHT CORPORATION

By:	/s/ Michael Pope
Name:	Michael Pope,
Title:	President

BUYER

BOXLIGHT, INC.

By:	/s/ Michael Pope
Name:	Michael Pope,
Title:	President

SELLER

MYSTEMKITS, INC.

By:	/s/ Ryan Legudi
Name:	Ryan Legudi
Title:	CEO and Sole Director

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